Exhibit 10(bb)

                            SECURITYHOLDERS AGREEMENT

      SECURITYHOLDERS AGREEMENT, dated as of December 11, 2002, by and among Essex Electric Inc., a Delaware corporation (the "Company"), Alpine Holdco Inc., a Delaware corporation ("Alpine Holdco"), and Superior TeleCom Inc., a Delaware corporation ("Superior TeleCom").

                              W I T N E S S E T H :
                              - - - - - - - - - -

      WHEREAS, on the date hereof, the Company is issuing to Superior TeleCom a warrant to purchase from the Company up to a total of 199 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company (the "Warrant");

      WHEREAS, Superior TeleCom currently is not a stockholder of the Company;

      WHEREAS, the Securityholders desire to enter into this Agreement for the purpose of regulating certain aspects of their relationship as securityholders of the Company; and

      WHEREAS, it is in the best interests of the Company and the Securityholders that such aspects of their relationship be so regulated.

      NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


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

      Section 1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined).

      "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such Person.

      "Agreement" means this Securityholders Agreement, including all amendments, modifications and supplements hereto and any exhibits or schedules to any of the foregoing, and shall refer to this Agreement as the same may be in force and effect at the time such reference becomes operative.

      "As-Converted Basis" means, with respect to the calculation of the number of shares of Common Stock, (i) all shares of Common Stock outstanding at the time of determination and (ii) all shares of Common Stock issuable at the time of determination upon exercise, conversion or exchange of any Convertible Security.

      "By-Laws" means the By-Laws of the Company, as the same may be in force and effect as of the date hereof.

      "Certificate of Incorporation" means the Certificate of Incorporation of the Company, as the same may be in force and effect as of the date hereof.

      "Company Securities" means, collectively, Common Stock and Convertible Securities.


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

      "Convertible Securities" means any evidences of indebtedness, shares (other than Common Stock) or other securities convertible into or exercisable or exchangeable for Common Stock, including, without limitation, the Warrant.

      "Governmental Authority" means any federal, state, local or foreign government, or any subdivision, agency or instrumentality thereof, or any court, tribunal or arbitrator.

      "Initial Public Offering" means the sale by the Company of Common Stock in an underwritten initial public offering pursuant to a registration statement on Form S-1 (or a successor form) under the Securities Act.

      "Minority Securityholders" means Superior TeleCom and each of its direct and indirect Permitted Transferees, so long as any such Person shall hold Company Securities.

      "Majority Securityholders" means Alpine Holdco and each of its direct and indirect Permitted Transferees, so long as any such Person shall hold Company Securities.

      "Permitted Transferee" means any transferee (other than the Company) of Company Securities pursuant to and in compliance with Section 2.1, 2.2 or 2.5.

      "Person" means any individual, corporation, limited liability company, partnership, association or any other entity or organization.

      "Rule 144 Sales" means open market sales pursuant to Rule 144 under the Securities Act (or any successor rule or regulation) ("Rule 144") occurring after an initial public offering of the Company and in compliance with Rule 144.

      "Securities Act" means the Securities Act of 1933, as amended.

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

      "Securityholders" means, collectively, the Majority Securityholders and the Minority Securityholders.

      Section 2. Restrictions on Transfer of Company Securities.

      2.1 Transfer Restricted.

            2.1.1 No Company Securities, or any interest therein, shall be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, directly or indirectly, except in accordance with or as otherwise specifically permitted by the provisions of this Agreement or by applicable law. The Company shall not transfer upon its books and records any Company Securities purported to be transferred to any Person in violation of this Agreement.

            2.1.2 In addition to each other restriction on transfer contained in this Agreement, except for Rule 144 Sales, a sale of shares in a public offering, a transfer to the Company and a sale pursuant to Section 2.3 or 2.4, no Securityholder shall sell, assign, transfer, pledge, hypothecate or otherwise encumber or dispose of any Company Securities, or any interest therein, to any Person (regardless of the manner in which such Securityholder initially acquired such Company Securities), unless (a) the certificates representing the securities issued to the Permitted Transferee bear a legend substantially to the following effect:

                  "THE SECURITIES REPRESENTED HEREIN ARE SUBJECT TO THE PROVISIONS OF A SECURITYHOLDERS AGREEMENT DATED AS OF DECEMBER 11, 2002 (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY) AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ENCUMBERED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SUCH SECURITYHOLDERS AGREEMENT."

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

and (b) the Permitted Transferee shall have executed and delivered to the Company and each other Securityholder, as a condition to its acquisition of the Company Securities, a Joinder Agreement, in the form of Exhibit A hereto.

            2.1.3 In addition to each other restriction on transfer contained in this Agreement, no Securityholder shall sell, assign, transfer, pledge, hypothecate or otherwise encumber or dispose of any Company Securities, or any interest therein, to any Person unless such sale, assignment, transfer, pledge, hypothecation or other encumbrance or disposition is pursuant to an effective registration statement under the Securities Act and under applicable state securities laws or an exemption from such registration is available.

            2.1.4 Subject to Sections 2.3 and 2.4, in addition to each other restriction on transfer contained in this Agreement, no Minority Securityholder may assign, transfer or sell any Company Securities, or any interest therein, to any Person that is engaged, directly or indirectly, anywhere in the world, in any business conducted as of the date hereof by the Company ("Competitive Business"), and any such attempted assignment, transfer or sale in violation of this provision shall be null and void and shall not be recorded on the books of the Company; provided, however, that it shall not be a violation of this Section
2.1.4 for a Minority Securityholder to assign, transfer or sell any Company Securities, or any interest therein, in a registered public offering or a Rule 144 Sale or to a Person who (i) owns any debt securities or other debt obligations (other than convertible debt subject to clause (iii)) of any Person engaged in a Competitive Business and does not have any other interest prohibited hereunder, (ii) owns an interest in any Person that is not "engaged primarily in a Competitive Business" (as defined below) or (iii) owns securities representing less than five percent (5%) of the outstanding capital stock of any Person, the securities of which are publicly traded or listed on any securities exchange or automated quotation system. For purposes of this Section 2.1.4, "engaged primarily in a Competitive Business" shall mean that at least 30% of the consolidated net revenue derived during the last complete fiscal year of the Person is derived from a Competitive Business.

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

            2.2 Certain Permitted Transfers. Notwithstanding anything in this Agreement to the contrary, the restrictions contained in Sections 2.3, 2.4 and
2.5 of this Agreement with respect to transfers of Company Securities shall not apply to:

            (a) any transfer by a Securityholder to an Affiliate thereof (other than the Company);

            (b) any transfer by a Securityholder to the Company pursuant to any agreement between the Company and such Securityholder; or

            (c) any transfer by a Securityholder to its ultimate parent corporation, if any (a "Parent"), or to any wholly-owned direct or indirect subsidiary of such Parent (a "Controlled Subsidiary"), it being understood with respect to such Controlled Subsidiary that the later sale, liquidation or spin-off of such Controlled Subsidiary or other transaction in which the Parent ceases to control, directly or indirectly, 100% of the equity of the Controlled Subsidiary would constitute an indirect sale of Company Securities, which sale may only be made in compliance with the terms and conditions set forth in this Agreement;

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

provided that in each of cases (a) through (c), any such Permitted Transferee shall have executed and delivered to the Company and each other Securityholder a Joinder Agreement, in the form of Exhibit A hereto. Any transfer of Company Securities pursuant to and in compliance with this Section 2.2 shall be a permitted transfer under this Agreement.

      2.3 Right to Join in Sale.

            2.3.1 If the Majority Securityholders propose in a single transaction or series of related transactions permitted by this Agreement to transfer 5% or more of the Common Stock held by them on an As-Converted Basis to one or more third parties (a "Minority Sale"), then the Majority Securityholders shall refrain from effecting a Minority Sale unless, prior to the consummation thereof, the Minority Securityholders shall have been afforded the opportunity to join in such Minority Sale on a pro rata basis, as hereinafter provided. Any purported transfer subject to this Section 2.3 not made in compliance with this
Section 2.3 shall be void and shall not be consummated upon the books and records of the Company.

            2.3.2 Prior to the consummation of any Minority Sale, the Majority Securityholders shall cause each Person or Persons that propose to acquire Company Securities in the Minority Sale (the "Proposed Purchaser") to offer (the "Purchase Offer") in writing to purchase from each Minority Securityholder that number of shares of Common Stock from such Minority Securityholder that constitutes the same percentage of the aggregate number of shares of Common Stock held by such Minority Securityholder on an As-Converted Basis as the percentage determined by dividing the number of shares of Common Stock on an As-Converted Basis to be purchased from the Majority Securityholders by the aggregate number of shares of Common Stock held by the Majority Securityholders on an As-Converted Basis, at the same price per share, and on such other terms and conditions, as the Proposed Purchaser has offered to purchase the Company Securities to be sold by the Majority Securityholders. Each of the Minority Securityholders shall have 10 days from the receipt of the Purchase Offer in which to accept the Purchase Offer by giving written notice to the Company and the Majority Securityholders of any intention to accept such Purchase Offer. To the extent any Minority Securityholder accepts such Purchase Offer in accordance with the terms hereof, the number of shares of Common Stock on an As-Converted Basis to be sold by the Majority Securityholders shall be reduced accordingly.

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

            2.3.3 The provisions of this Section 2.3 shall not apply to (w) Rule 144 Sales otherwise permitted by this Agreement, (x) a sale of shares in a public offering and (y) transfers to Permitted Transferees in accordance with
Section 2.2. The Majority Securityholders shall notify any third party transferee that the transfer of Company Securities pursuant to this Section 2.3 is subject to this Agreement and shall ensure that no Minority Sale is consummated without compliance with this Section 2.

            2.3.4 Notwithstanding any other provision hereof, if a Minority Securityholder is a Securityholder by virtue of the fact that it holds the Warrant, such Minority Securityholder must exercise the Warrant in accordance with the terms and conditions thereof, and thereby become a stockholder of the Company, in order to participate in a Minority Sale.

      2.4 Right to Require Sale.

            2.4.1 Notwithstanding anything to the contrary in Section 2.3, if the Majority Securityholders propose in a single transaction or series of related transactions permitted by this Agreement to transfer all of the shares of Common Stock on as As-Converted Basis held by them to one or more third


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

parties (an "Entire Sale"), then the Majority Securityholders shall have the right to require the Minority Securityholders, upon 20 days' written notice, to sell all of their shares of Common Stock on as As-Converted Basis to such third party(ies) at the same price per share, and on such other terms and conditions, as such third party(ies) has offered to purchase the Common Stock on as As-Converted Basis to be sold by the Majority Securityholders. In such event, the Minority Securityholders shall take all reasonable actions as the Majority Securityholders shall deem necessary or appropriate to effect the sale of such securities of the Minority Securityholders, including, without limitation, the prompt delivery of stock certificates and duly endorsed stock powers with respect to all of the shares then owned by the Minority Securityholders. Subject to the terms and provisions of confidentiality agreements with prospective purchasers and their representatives, the Majority Securityholders and the Company shall keep the Minority Securityholders reasonably informed of the existence of negotiations that are reasonably likely to result in a transaction which would lead to the exercise by the Majority Securityholders of the right to require a sale by the Minority Securityholders.

            2.4.2 The provisions of this Section 2.4 shall not apply to (w) Rule 144 Sales otherwise permitted by this Agreement, (x) a sale of shares in a public offering and (y) transfers to Permitted Transferees in accordance with
Section 2.2.

      2.5 Right of First Refusal. Except as otherwise permitted under Sections 2.2, 2.3 and 2.4 of this Agreement, and in addition to the other restrictions on transfer contained in this Agreement, the Minority Securityholders may sell or otherwise transfer Company Securities only in compliance with the provisions of this Section 2.5.


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

            2.5.1 Any Minority Securityholder desiring to sell or otherwise transfer Company Securities (a "Selling Securityholder") shall first deliver written notice to Alpine Holdco (the "Offer Notice"), which Offer Notice shall specify: (i) the type and number of Company Securities owned by the Selling Securityholder which such Selling Securityholder wishes to sell or transfer (the "Offered Securities"); (ii) the proposed purchase price per share for the Company Securities (the "Offer Price"); (iii) the identity of the proposed transferee (the "Proposed Transferee"); and (iv) all other material terms and conditions of the offer.

            2.5.2 Within 10 days after Alpine Holdco's receipt of the Offer Notice, Alpine Holdco shall notify the Selling Securityholder in writing as to the number of Company Securities, if any, it is electing to purchase. If Alpine Holdco does not provide such notice to the Selling Securityholder prior to the expiration of such 10-day period, Alpine Holdco shall be deemed to have declined to purchase any of the Offered Securities.

            2.5.3 The Selling Securityholder may, within 60 days after the date of the Offer Notice, sell any Offered Securities that Alpine Holdco has not elected to purchase pursuant to this Section 2.5 to the Proposed Transferee for cash at a price per share not less than the Offer Price, and on such other material terms and conditions as are no more favorable to the Proposed Transferee than those contained in the Offer Notice. Upon the consummation of any such sale, the Proposed Transferee shall execute and deliver to the Company and each other Securityholder a Joinder Agreement, in the form of Exhibit A hereto. If the Selling Securityholder does not complete the sale of the Offered Securities to the Proposed Transferee within such 60-day period, the provisions of this Section 2.5 shall again apply, and no sale or other transfer of such Offered Securities by the Selling Securityholder shall be made otherwise than in accordance with the terms of this Agreement.

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

            2.5.4 The closing of the purchase of any Offered Securities elected to be purchased by Alpine Holdco pursuant to this Section 2.5 shall take place no later than 20 days after the date of the Offer Notice. At such closing, the Selling Securityholder shall sell, transfer and deliver to Alpine Holdco full right, title and interest in and to the Offered Securities so purchased by Alpine Holdco, free and clear of any pledge, lien, security interest or other encumbrance, and Alpine Holdco shall deliver to the Selling Securityholder, in immediately available funds by bank check or wire transfer to an account designated in writing by the Selling Securityholder the full purchase price for the Offered Securities being acquired.

            2.5.5 Notwithstanding any other provision hereof, Alpine Holdco may assign its rights under this Section 2.5 to any of its Affiliates or to any Majority Securityholder.

      Section 3. Right to Purchase New Securities. The Company hereby grants to the Minority Securityholders a right to purchase all or any part of each of the Minority Securityholders' "pro rata share" (as defined in this Section 3) of any "New Securities" (as defined in this Section 3) that the Company may, from time to time, propose to issue or sell. Such right shall be subject to the following provisions of this Section 3.

      3.1 "Pro Rata Share." "Pro rata share," as applicable to each Minority Securityholder, for purposes of this Section 3, is the ratio that (i) the total number of shares of Common Stock on an As-Converted Basis held by such Minority Securityholder immediately prior to such issuance bears to (ii) the total number of shares of Common Stock on an As-Converted Basis outstanding immediately prior to such issuance.

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

      3.2 "New Securities". "New Securities" shall mean any shares of capital stock of the Company and any Convertible Securities; provided, however, that "New Securities" shall not include (i) securities issuable upon exercise, conversion or exchange of other securities of the Company, (ii) securities offered to the public generally pursuant to an effective registration statement under the Securities Act, (iii) securities issued to officers, directors or employees of, or consultants to, the Company pursuant to stock options outstanding on the date hereof or stock options granted after the date hereof on terms approved by the Board of Directors of the Company or a committee thereof (as adjusted for any stock splits, stock dividends or stock combinations), (iv) shares of the Company's capital stock issued pursuant to any rights or agreements, including, without limitation, Convertible Securities, provided that the purchase rights established by this Section 3 shall apply with respect to the initial sale or grant by the Company of such rights or agreements, (v) shares of the Company's capital stock issued in connection with any stock split, stock dividend or recapitalization by the Company, (vi) shares issued pursuant to any employment agreement or employee benefit plan approved by the Company's Board of Directors or a committee thereof or (vii) securities issued in connection with the acquisition of all or substantially all of the assets, shares or other interests of any other Person by the Company (whether by merger, consolidation, stock or asset purchase or otherwise).

      3.3 Procedure. In the event that the Company proposes to undertake an issuance of New Securities, the Company shall give the Minority Securityholders written notice of its intention, describing the type of New Securities and the price and other terms and conditions upon which the Company proposes to issue such New Securities. Each of the Minority Securityholders shall have 20 days from the date any such notice is given to agree to purchase all or any part of its pro rata share of such New Securities at the price and upon the other terms and conditions specified in the Company's notice by giving written notice to the Company of its intention to exercise its purchase right and stating therein the number of New Securities, up to its pro rata share, to be purchased. The failure of any Minority Securityholder to notify the Company within such 20-day period shall constitute an election by such Minority Securityholder not to exercise its purchase right with respect to such issuance. Within 10 days following the date

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

of issuance of the New Securities, the Company shall issue to each applicable Minority Securityholder such number of New Securities as any such Minority Securityholder requested in its notice to the Company and, simultaneously therewith, each applicable Minority Securityholder shall pay to the Company the purchase price therefor in immediately available funds by bank check or wire transfer to an account designated in writing by the Company.

      Section 4. Representations and Warranties. Each of the parties hereto severally as to itself, and not jointly, hereby represents and warrants to each of the other parties to this Agreement that:

            (i) such party has the full corporate power and authority to execute, deliver and perform this Agreement;

            (ii) such party has taken all requisite corporate action to approve, execute and deliver this Agreement, and this Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except to the extent such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the rights of creditors generally or by the application of general equity principles;

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

            (iii) no consent, approval, authorization or order of any Person is required for the execution, delivery or performance of this Agreement by such party;

            (iv) none of the execution, delivery or performance of this Agreement by such party will (A) conflict with or result in a violation of its certificate of incorporation or bylaws, (B) conflict with, or result in a breach of, or constitute a default under, or result in a violation of, any agreement or instrument to which such party is a party or by which such party or any of its properties is bound, or (C) result in the violation of any applicable law, order, judgment, writ, injunction, decree or award of any Governmental Authority; and

            (v) the Company Securities held by such party are being held for its own account for investment and without a view to the public distribution of such Company Securities or any interest therein.

      Each of the parties hereto agrees that the representations and warranties set forth in this Section 4 shall survive the execution and delivery of this Agreement.

      Section 5. Termination of Securityholders Agreement. If at any time the Minority Securityholders do not own any Company Securities, this Agreement will terminate, without any other action by the parties or otherwise.

      Section 6. Intentionally Omitted.


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

      Section 7. Registration Rights Agreement. Prior to the consummation of an initial public offering of the Common Stock, the Company, the Majority Securityholders and the Minority Securityholders shall negotiate in good faith for the purpose of entering into a registration rights agreement with respect to the Common Stock providing for, among other things, customary demand and piggyback registration rights in each case for the Majority Securityholders and the Minority Securityholders (based on the amount of securities of the Company then owned on an As-Converted Basis by any such party); provided, however, that if, immediately prior to the consummation of such initial public offering, the Minority Securityholders collectively own less than 5% of the Common Stock on an As-Converted Basis then outstanding, then the Minority Securityholders shall not have any rights under such registration rights agreement. Each Minority Securityholder shall have the opportunity to participate in any Initial Public Offering as a selling shareholder on a pro rata basis and on the same terms and conditions as the Majority Securityholders for the applicable Common Stock into which the Warrant shall be exercised.

      Section 8. Delivery of Information. So long as the Warrant remains outstanding or the Minority Securityholders own 5% or more of the outstanding shares of Common Stock on an As-Converted Basis, Alpine Holdco shall furnish to the Minority Securityholders as soon as available, but in any event within 120 days after the end of each fiscal year of the Company, a copy of the audited financial statements of Alpine Holdco on a consolidated basis, and a copy of the unaudited financial statements of Alpine Holdco on a consolidating basis, as at the end of such fiscal year; provided, however, that if such information is not then required to be provided to the lender under the Loan and Security Agreement, dated as of the date hereof, by and among the Company, Alpine Holdco, DNE Technologies, Inc., DNE Manufacturing and Service Company, as borrowers, DNE Systems, Inc., as guarantor, the lenders identified from time to time signatories thereto and Foothill Capital Corporation, as agent, then the financial statements furnished to the Minority Securityholders may be unaudited.


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

      Section 9. Confidentiality. Each of the Minority Securityholders agrees that, unless Alpine Holdco or the Company, as the case may be, otherwise consents in writing, it will maintain the confidentiality of any information provided to it pursuant to Section 8 hereof and any communications from the Company to Securityholders, in its capacity as a Securityholder; provided, however, that the Minority Securityholders may disclose any such information (i) to their respective Affiliates, and to their and their respective Affiliates' officers, directors, employees, partners, agents, accountants, counsel and other professional advisors, (ii) that is or has become generally available to the public other than as a result of a breach of this Section 9, (iii) as may be required in any filing, report, statement or testimony submitted to any Governmental Authority, (iv) as may be required in response to any summons or subpoena or in connection with any litigation, (v) to comply with any law, order, regulation or other applicable ruling and (vi) to any prospective Permitted Transferee in connection with any contemplated permitted transfer of any of the Company Securities (or any interest therein) pursuant to the terms and subject to the conditions of this Agreement, provided that such prospective Permitted Transferee agrees to be bound by this Section 9 to the same extent as the Minority Securityholders. The confidentiality obligations pursuant to this
Section 9 shall expire on the date which is 2 years from receipt by the Minority Securityholders of any such information.

      Section 10. Miscellaneous.

      10.1 Specific Performance. Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and to specific performance of any provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such injunction and to the ordering of specific performance.

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

            10.2 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement.

            10.3 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware.

            10.4 Entire Agreement; Amendment; Waiver. This Agreement: (a) contains the entire agreement among the parties hereto with respect to the subject matter hereof, (b) supersedes all prior written agreements and negotiations and oral understandings, if any, with respect thereto and (c) may not be amended or supplemented except by an instrument in writing signed by the parties hereto. No waiver of any term or provision of this Agreement shall be effective unless in writing signed by the party to be charged. The waiver by any party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

            10.5 Binding Effect. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The rights and obligations arising from this Agreement shall be transferred in connection with the transfer by a Securityholder to any Person of any Company Securities in compliance with this Agreement, other than in a registered public offering or in Rule 144 Sales, and any such Person shall conclusively be deemed to have agreed to be bound by this Agreement pursuant to the terms and subject to the conditions hereof.

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

            10.6 Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

            10.7 Notice. All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given
(x) on the date of delivery, if delivered personally or by telecopier, receipt confirmed, (y) on the following business day, if delivered by a recognized overnight courier service or (z) three days after mailing, if sent by registered or certified mail, return receipt requested, postage prepaid, in each case, to the party to whom it is directed at the address set forth below (or at such other address as any party hereto shall hereafter specify by notice in writing to the other parties hereto): If to the Company or Alpine Holdco:

                  c/o The Alpine Group, Inc.
                  One Meadowlands Plaza, Suite 200
                  East Rutherford, NJ 07073
                  Attention:  Chairman
                  Fax:  (201) 549-4428

                  If to Superior TeleCom:

                  Superior TeleCom Inc.
                  One Meadowlands Plaza, Suite 200
                  East Rutherford, NJ 07073
                  Attention:  President
                  Fax:  (201) 549-4428


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

      If to any other Securityholder, to such address provided to the Company in writing.

            10.8 Headings; Execution in Counterparts. The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.




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


      IN WITNESS WHEREOF, a duly authorized officer of each of the parties hereto has executed this Agreement as of the date first above written.


                                ESSEX ELECTRIC INC.


                                By:  /s/ Stewart H. Wahrsager
                                    -----------------------------
                                    Name: Stewart H. Wahrsager
                                    Title: Secretary


                                ALPINE HOLDCO INC.


                                By:  /s/ Stewart H. Wahrsager
                                    -----------------------------
                                    Name: Stewart H. Wahrsager
                                    Title: Secretary


                                SUPERIOR TELECOM INC.


                                By:  /s/ Stephen C. Knup
                                    -------------------------------
                                    Name: Stephen C. Knup
                                    Title: President and Chief Operating Officer



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                                                                       EXHIBIT A


                            Form of Joinder Agreement





Essex Electric Inc.
c/o The Alpine Group, Inc.
One Meadowlands Plaza, Suite 200
East Rutherford, NJ 07073

Attention: []

Ladies and Gentlemen:

_________In consideration of the transfer to the undersigned of ____ shares of common stock, par value $.01 per share, [Describe any other security being transferred] of Essex Electric Inc., a Delaware corporation (the "Company"), the undersigned represents that it is a Permitted Transferee of [insert name of transferor] and agrees that, as of the date written below, [he] [she] [it] shall become a party to that certain Securityholders Agreement, dated as of December 11, 2002, as such agreement may have been or may be amended from time to time (the "Agreement"), by and among the Company, Alpine Holdco Inc. and Superior TeleCom Inc., and as a Permitted Transferee shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement applicable to the undersigned's transferor as though an original party thereto and shall be deemed a [Majority Securityholder][Minority Securityholder] for purposes thereof.

Executed as of the ____ day of _________, ____,

Transferee:   _____________________
Print Name:   _____________________
Address:      _____________________
              _____________________


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